UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2011

Fidus Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00861	27-5017321
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1603 Orrington Avenue, Suite 820, Evanston, Illinois		60201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-859-3940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By correspondence dated September 29, 2011, Wayne F. Robinson resigned as director of Fidus Investment Corporation, a Maryland corporation (the "Company"), and as chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee, effective as of September 29, 2011. Mr. Robinson informed the board that his resignation was for health reasons and was not due to any disagreements with the Company. The Company thanks Mr. Robinson for his service to the Company and wishes him well.

On September 29, 2011, the board appointed Raymond L. Anstiss, Jr. as an independent director, effective September 29, 2011, to fill the vacancy created by Mr. Robinson’s departure until the 2014 annual meeting of the stockholders of the Company. Mr. Anstiss will also serve as chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee. There were no arrangements or understandings between Mr. Anstiss and any other persons pursuant to which he was selected as a director. In addition, Mr. Anstiss is not a party to any transaction, or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Anstiss will receive the same level of benefits, including compensation, as those provided to the other independent directors, as described in detail in the Company’s Registration Statement on Form N-2, as amended (File No. 333-172550) filed on March 1, 2011 ("Form N-2").

Mr. Anstiss is the President of Anstiss & Co., an accounting, audit, tax and financial consulting firm headquartered in Lowell, Massachusetts. Prior to joining Anstiss & Co. in 1993, Mr. Anstiss served on the audit staff of KPMG Peat Marwick from 1988 to 1992. Mr. Anstiss has served on the board of two not-for-profit companies in the past five years. Mr. Anstiss will bring to the Company’s Board of Directors extensive experience in the accounting industry.

In connection with Mr. Anstiss’ election to the Board, the Company and Mr. Anstiss will enter into an Indemnification Agreement (the "Indemnification Agreement"). The Indemnification Agreement provides our directors the maximum indemnification permitted under Maryland law and the 1940 Act. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit (k)(3) to the Company’s Form N-2, and which is incorporated herein by reference.

The Company issued a press release on September 30, 2011 announcing Mr. Robinson’s resignation and Mr. Anstiss’s appointment. The text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release dated September 30, 2011 of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidus Investment Corporation

September 30, 2011	By:	/s/ CARY L. SCHAEFER

Name: CARY L. SCHAEFER
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 30, 2011 of the Company